Exhibit 10.2

PRIVATE & CONFIDENTIAL

PLACEMENT AGENCY AGREEMENT

Date	June 18, 2026
To	Raytech Holding Limited Attn: Mr. Tianfu Yuan, Executive Director
From	CBC Securities Inc. Attn: Mr. Qiang Liu, Chief Executive Officer
Re	Placement Agency Agreement for F-3 shelf takedown transaction

This Placement Agency Agreement (this “Agreement”) is made as of June 18, 2026, by and between Raytech Holding Limited, a British Virgin Islands business company (the “Company”), and CBC Securities Inc., a Massachusetts corporation registered as a broker-dealer with the U.S. Securities and Exchange Commission (the “SEC”), a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”) (the “Placement Agent” or “CBC”). This Agreement is a Supplemental Transaction Document entered into pursuant to, and shall be read together with, that certain Engagement Letter dated May 12, 2026 between the Company and CBC (the “Engagement Letter”). Capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Engagement Letter.

The Company proposes to issue and sell its ordinary shares in a registered offering structured as a takedown from the Company’s effective shelf registration statement on Form F-3 (Registration No. 333-290696), which was declared effective by the SEC on December 18, 2025 (such offering, including any related prospectus supplement, the “Offering”). The currently contemplated issuance is up to US$7,600,000 aggregate gross proceeds to six (6) investors based on a pricing mechanism whereby the final offering price per ordinary share shall be equal to 70% of the lowest closing prices for the five (5) trading days immediately preceding the Closing Date. This Agreement sets forth additional procedural, execution and closing mechanics applicable to the Offering, supplementing the Engagement Letter.

The Company acknowledges that it has been informed by CBC that CBC is affiliated with Chenghe Group Limited, a business company incorporated under the laws of the British Virgin Islands (“Chenghe”), on the terms and subject to the information-barrier and use restrictions set forth in Section 10 below.

In the event of any inconsistency between this Agreement and the Engagement Letter, this Agreement shall control with respect to the specific procedural, execution and closing mechanics of the Offering; provided, however, that no provision of this Agreement shall be interpreted to reduce or impair CBC’s fee protection, expense reimbursement, exclusivity, tail, reliance, indemnification or other protective rights under the Engagement Letter unless this Agreement expressly states that it supersedes a specifically identified provision of the Engagement Letter.

Role	Exclusive placement agent and execution agent only; no principal commitment, underwriting commitment, standby, backstop, financing obligation or fiduciary undertaking.
Retainer Fee	US$0.00
Success Fee	US$50,000 in cash, payable at the closing of any covered transaction, as provided in the Engagement Letter.
Expense Cap	US$5,000 of documented out-of-pocket expenses absent prior written approval for more, as provided in the Engagement Letter.
Term / Tail	Each nine (9) months, as provided in the Engagement Letter.

250 Hammond Pond Parkway, 1412N, Chestnut Hill, MA 02467
Mobile: 1 (857) 707-2198 | Email: albert.liu@cbcsecurities.com
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1. Appointment; Scope.

Subject to the terms and conditions of this Agreement and the Engagement Letter, the Company hereby appoints CBC as its exclusive placement agent and execution agent in connection with the Offering, and CBC hereby accepts such appointment. The Offering will be conducted as a registered takedown from the Company’s effective F-3 shelf, subject to applicable Nasdaq Stock Market LLC (“Nasdaq”) listing rules, and applicable federal and state securities laws. The Company has informed CBC that, as a foreign private issuer, the Company intends to rely on the home-country-practice accommodation under Nasdaq Listing Rule 5615(a)(3) in lieu of the shareholder-approval requirements that would otherwise be implicated under Rule 5635. The determination of the applicability of, and compliance with, Rule 5635, Rule 5615(a)(3) and all other listing rules and laws is the responsibility of the Company, and not of CBC.

2. Capacity; SPA Not a Party.

CBC shall act solely as the Company’s placement agent and execution agent, and not as a principal. CBC shall have no obligation to purchase any securities for its own account, provide financing, standby support, a backstop or a firm commitment underwriting, or guarantee the placement of any securities or the consummation of the Offering. CBC has no authority to bind the Company or any investor, and the Company shall retain sole discretion to accept or reject any investor, subscription, allocation or financing proposal. CBC is acting as an independent contractor and not as a fiduciary, financial advisor, investment adviser, escrow agent, paying agent, transfer agent or legal counsel to the Company or any investor. The Offering is an arm’s-length commercial transaction, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The securities sold in the Offering will be sold by the Company to the investors pursuant to a securities purchase agreement or subscription agreement (the “SPA”); CBC is not, and shall not be deemed to be, a party to the SPA, and CBC assumes no liability or obligation under the SPA.

3. Services.

Without expanding CBC’s limited role described in Section 2, CBC may, to the extent requested by the Company and accepted by CBC, provide customary placement-agent services in connection with the Offering, including coordination on execution timing and closing mechanics, assistance with investor process coordination and signature collection, conducting customary placement-agent due diligence (including Know Your Customer process (“KYC”), customer due diligence, beneficial ownership identification, sanctions and adverse-media screening under FINRA Rule 3310, the Bank Secrecy Act and CBC’s written supervisory procedures (collectively, “KYC/AML Procedures”)), making applicable FINRA filings under Rule 5110 (and, if applicable to any private-placement component, Rule 5123), and coordinating with the Company’s transfer agent, counsel, auditors and Nasdaq representatives. For the avoidance of doubt, CBC shall not be required to render any legal, accounting, tax or valuation opinion, confirm the accuracy or completeness of the registration statement, the prospectus or the prospectus supplement, determine compliance with Nasdaq listing rules, act as transfer agent, escrow agent or custodian, hold investor funds or securities, source any investor or deliver any minimum amount of financing, or continue work with respect to any prospective investor that does not satisfy CBC’s compliance, AML/KYC, sanctions, supervisory or internal approval requirements.

250 Hammond Pond Parkway, 1412N, Chestnut Hill, MA 02467
Mobile: 1 (857) 707-2198 | Email: albert.liu@cbcsecurities.com
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4. Representations, Warranties and Covenants of the Company.

The Company represents, warrants and covenants to CBC, as of the date hereof and as of the Closing Date, as follows (which representations are made to CBC in its capacity as placement agent and are consistent with, and not in limitation of, the representations and warranties of the Company set forth in the SPA):

(a) Disclosure. All information supplied by or on behalf of the Company to CBC or to prospective investors in connection with the Offering is, and will be, true, complete, accurate and not misleading in any material respect. Based upon the Company’s examination of the Registration Statement and the Prospectus (including any prospectus supplement) and its participation in the preparation thereof, and in the opinion of the Company, the registration statement on Form F-3 (Registration No. 333-290696), the base prospectus and any prospectus supplement filed in connection with the Offering, as of their respective effective and filing dates, comply or will comply in all material respects with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; provided that the Company makes no representation or warranty as to any statement in or omission from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of CBC expressly for inclusion therein.

(b) Registration; Listing. The Form F-3 is effective under the Securities Act and no stop order has been issued or, to the Company’s knowledge, threatened; the Company is eligible to use Form F-3, including under General Instruction I.B.1; the Company’s ordinary shares are listed on the Nasdaq Capital Market and the Company has taken no action that is reasonably likely to result in delisting or trading suspension, other than the Company’s minimum bid-price compliance matter which has been resolved in 2025 as previously disclosed to CBC; and the Company has obtained, or will obtain on a timely basis prior to the Closing, all approvals, certifications, listing-of-additional-shares notifications and other deliverables required by Nasdaq for the Offering.

(c) [Reserved.]

(d) Corporate Authority. The Company has full corporate power and authority to enter into this Agreement and to consummate the Offering, and the execution, delivery and performance of this Agreement and the Offering have been duly authorized by all necessary corporate action of the Company. The Company will disclose to CBC, in writing and reasonably in advance of Closing, the identity of any prospective investor that is a related party of the Company.

(e) Regulation M Cooperation. From and after the commencement of the applicable restricted period under Regulation M, the Company shall not, and shall not permit any of its affiliates or any person acting on its behalf to, bid for or purchase, or attempt to induce any person to bid for or purchase, any of the Company’s ordinary shares except as permitted by Regulation M. The Company shall cooperate with CBC’s implementation of customary Regulation M restricted-period procedures.

250 Hammond Pond Parkway, 1412N, Chestnut Hill, MA 02467
Mobile: 1 (857) 707-2198 | Email: albert.liu@cbcsecurities.com
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(f) Cooperation. The Company shall, and shall cause its officers, directors, counsel, auditors and transfer agent to, cooperate fully with CBC and provide all information, documents and access reasonably requested by CBC for the purpose of CBC’s due diligence, KYC/AML Procedures, FINRA Rule 5110 (and, if applicable, Rule 5123) filings, Regulation M coordination and supervisory and recordkeeping obligations under the Exchange Act and FINRA rules.

CBC shall be entitled to rely on, without independent verification, all information supplied by or on behalf of the Company and its representatives, except to the extent that the information was provided by CBC or its affiliates in writing for inclusion in the public filing materials, or that CBC has actual knowledge that a specific statement is false in a material respect, and CBC shall have no liability for any inaccuracy, omission or misstatement in information supplied by or on behalf of the Company absent CBC’s gross negligence, willful misconduct or bad faith as finally determined by a court of competent jurisdiction.

5. Representations and Warranties of CBC.

CBC represents and warrants to the Company, as of the date hereof and as of the Closing Date, that (a) CBC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) CBC is registered as a broker-dealer with the SEC, is a member in good standing of FINRA and SIPC, and is authorized to act as a placement agent in connection with the Offering; (c) CBC has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder; and (d) CBC will conduct its activities in connection with the Offering in compliance with applicable U.S. federal securities laws and FINRA rules in all material respects. CBC makes no representation as to information supplied by or on behalf of the Company or contained in the registration statement, prospectus or prospectus supplement.

6. Compensation; Expenses; Tail.

CBC’s compensation, expense reimbursement, tail period, exclusivity and anti-circumvention rights, and the related definitions of “CBC Investor,” “Term” and “Tail Period,” are set forth in Sections 2, 3, 4 and 5 of the Engagement Letter and are not modified by this Agreement. For the avoidance of doubt, and consistent with the Engagement Letter, CBC’s compensation for the Offering consists of a Success Fee of US$50,000 in cash and reimbursement of reasonable, documented out-of-pocket expenses not to exceed US$5,000; the Term is nine (9) months; and the Tail Period is nine (9) months. Without limiting the foregoing, the Success Fee shall be paid in full at the Closing in immediately available funds, including out of transaction proceeds if legally and operationally permissible; provided that, to the extent the Success Fee is to be paid out of transaction proceeds, payment shall be due promptly following the Company’s actual receipt of the applicable Subscription Amounts under the SPA. Notwithstanding the foregoing, any right of CBC to receive the Success Fee during the Tail Period shall automatically terminate if CBC is terminated for cause in accordance with the Engagement Letter (consistent with FINRA Rule 5110(g)(5)). The Company shall not, directly or indirectly, re-paper, restructure, split, delay, reallocate, rename or otherwise modify the Offering for the purpose of avoiding payment of the Success Fee or any reimbursement obligation owing to CBC.

250 Hammond Pond Parkway, 1412N, Chestnut Hill, MA 02467
Mobile: 1 (857) 707-2198 | Email: albert.liu@cbcsecurities.com
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7. Conditions Precedent to CBC’s Participation at Closing.

CBC’s obligation to participate in the Closing is subject to satisfaction (or waiver by CBC) of the following:

(a) Representation and Covenants. The representations and warranties of the Company in Section 4 shall be true and correct in all material respects at and as of the Closing Date, and the Company shall have performed in all material respects all covenants and obligations required to be performed by it at or prior to the Closing.

(b) Registration; Listing. The Form F-3 shall remain effective with no stop order or proceeding pending or threatened; the prospectus supplement shall have been filed pursuant to Rule 424(b) under the Securities Act; the Company shall have submitted a Listing of Additional Shares notification to Nasdaq with respect to the Offering; and the ordinary shares to be issued in the Offering shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

(c) [Reserved.]

(d) Corporate Approvals. The Company shall have delivered to CBC (i) a certificate of an executive officer, solely in its respective capacities as an executive officer of the Company and not individually, confirming the Company’s representations and covenants and authorizing the Offering, and (ii) a certificate of the Company’s secretary, solely in its respective capacities as an executive officer of the Company and not individually, attaching the resolutions of the board of directors approving the Offering and any related-party participation, and the Company’s organizational documents, and certifying that such resolutions are in full force and effect.

(e) Legal Opinions. CBC shall have received customary written legal opinions reasonably acceptable to CBC, addressed to CBC, from Harney Westwood & Riegels (or successor BVI counsel to the Company), in each case in form and substance customary for a registered takedown of this type.

(f) Auditor Consent and Diligence Support. To the extent customary for the Offering and available under applicable professional standards, the Company shall use commercially reasonable efforts to cause its independent registered public accounting firm to deliver to CBC a customary comfort letter under PCAOB AS 6101 dated as of, or as close as practicable to, the Closing Date. If such comfort letter is not customarily provided, is unavailable or is impractical for the Offering, the Company shall cooperate with CBC in providing alternative customary diligence support reasonably satisfactory to CBC, which may include appropriate officer or management certificates and coordination among the Company, Company counsel and the independent registered public accounting firm on factual items not covered by auditor comfort.

(g) FINRA Filings. CBC shall have made, or shall have determined in its reasonable discretion that no filing is required under, all filings required under FINRA Rule 5110, and, where required, shall have received a “no objection” letter from FINRA.

(h) No Closing Impairment; KYC. Since the date of this Agreement, there shall not have occurred any event, change, development, condition or circumstance that would reasonably be expected to materially impair the legality, regulatory permissibility, settlement mechanics or closing of the Offering, and CBC shall have completed its KYC/AML Procedures with respect to each investor to its reasonable satisfaction. In addition, the conditions to the obligations of the purchasers to consummate the Offering under the SPA shall have been satisfied or waived.

If any of the foregoing conditions is not satisfied or waived by CBC at or prior to the Closing, CBC shall have no obligation to participate in the Closing; provided that CBC’s rights to the Success Fee and other rights under the Engagement Letter shall continue notwithstanding such non-participation, including in respect of any subsequent closing during the Term or the Tail Period.

250 Hammond Pond Parkway, 1412N, Chestnut Hill, MA 02467
Mobile: 1 (857) 707-2198 | Email: albert.liu@cbcsecurities.com
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8. Closing / Post-Closing; Books and Records.

Settlement of the Offering will occur as provided in the SPA: each investor will pay its subscription amount directly to the Company (and not to or through CBC) within two (2) Trading Days following the issuance of its Ordinary Shares at the Closing, and CBC shall not receive, hold, control or transmit any investor funds or securities in connection with the Offering. The Company shall (a) file all required Forms 6-K and any related Securities Act and Exchange Act filings on a timely basis in connection with the Offering; (b) cooperate with CBC in connection with any post-closing FINRA, SEC or Nasdaq filings, examinations or inquiries relating to the Offering; (c) cooperate with CBC on any Regulation M restricted-period procedures and any related communications to directors, executive officers, known related parties, investors and trading counterparties; and (d) maintain books and records relating to the Offering as required by applicable law. CBC shall maintain books and records in respect of the Offering as required under Section 17(a) of the Exchange Act, Rules 17a-3 and 17a-4 thereunder, FINRA Rule 4511 and CBC’s written supervisory procedures.

Notwithstanding anything herein to the contrary, the ordinary shares shall be delivered on the Closing Date to the accounts designated by the applicable purchasers. The aggregate purchase price for the ordinary shares shall be paid directly by the investors to the Company in immediately available funds no later than two (2) Business Days following the Closing Date. CBC shall not have any obligation to advance or guarantee payment of such funds. The Company’s rights and remedies with respect to any failure by a investor to timely deliver funds shall be preserved.

9. Indemnification; Limitation of Liability.

The indemnification, contribution, reimbursement and reliance provisions of Section 8 of the Engagement Letter are hereby incorporated by reference and shall apply with full force and effect to this Agreement and the Offering. Customary notice, defense, settlement and contribution procedures shall apply in respect of any indemnified claim. Notwithstanding anything to the contrary in this Agreement or the Engagement Letter, neither party shall be liable to the other for any indirect, special, incidental, consequential, exemplary or punitive damages arising out of or relating to this Agreement, the Engagement Letter or the Offering, except to the extent such damages are awarded to a third party in connection with a claim for which indemnification is otherwise available hereunder or under the Engagement Letter, or arise from such party’s gross negligence, willful misconduct or bad faith as finally determined by a court of competent jurisdiction.

10. Confidentiality; CBC Affiliate; Reg M Coordination with Chenghe.

This Section 10 supplements (and does not supersede) Section 10 of the Engagement Letter. Each party shall keep confidential the existence and terms of this Agreement and all non-public information received from the other party in connection with the Offering, except as required by applicable law, regulation, court order, regulatory inquiry, SEC, FINRA, Nasdaq or other stock-exchange rule, or as reasonably necessary to consult with legal, tax, accounting, financing, compliance or other professional advisers who are bound by confidentiality obligations. Neither party shall issue any press release or make any public announcement naming the other party in connection with the Offering without the other party’s prior written consent, except as required by applicable law or regulatory or stock-exchange filing obligation.

250 Hammond Pond Parkway, 1412N, Chestnut Hill, MA 02467
Mobile: 1 (857) 707-2198 | Email: albert.liu@cbcsecurities.com
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The Company acknowledges that CBC is affiliated with Chenghe Group Limited, a British Virgin Islands business company. Chenghe is not acting as placement agent, underwriter, finder, broker-dealer, investment adviser, financial adviser, fiduciary or agent in connection with the Offering. CBC shall maintain information barriers and supervisory controls reasonably designed to prevent the unauthorized use or disclosure of confidential information. Any CBC personnel who also have roles with Chenghe may access Company confidential information solely in their CBC capacity and solely for CBC’s authorized transaction-execution, compliance, supervisory, legal, regulatory, conflicts-review, information-barrier and internal-approval purposes. Any CBC personnel who also have roles with Chenghe shall not disclose Company confidential information to Chenghe personnel acting in a Chenghe capacity or use such information for Chenghe commercial purposes.

Prior to the commencement of the applicable restricted period under Regulation M with respect to the Offering, CBC shall issue written notice to Chenghe and to any CBC personnel who also have roles with Chenghe, in each case in their Chenghe capacity, directing compliance with applicable Regulation M restricted-period trading limitations, and CBC shall retain a copy of such notice in its books and records. The Company acknowledges and agrees that, as between the Company and CBC, CBC’s issuance of such notice, maintenance of its information barriers and supervisory procedures, and retention of such notice in its books and records shall constitute satisfaction of CBC’s contractual obligations under this Agreement with respect to Chenghe-related Regulation M restricted-period notifications and coordination. The Company further acknowledges that CBC does not control Chenghe and, except to the extent resulting from CBC’s own violation of applicable law or CBC’s gross negligence, willful misconduct or bad faith as finally determined by a court of competent jurisdiction, CBC shall not be responsible or liable under this Agreement for any trading activity by Chenghe during the applicable Regulation M restricted period. Nothing in this Agreement shall be construed to expand CBC’s obligations under Regulation M beyond those imposed by applicable law.

Nothing in this Agreement shall restrict CBC from disclosing confidential information, including investor and beneficial-owner information, to its regulators, examiners, internal compliance, audit and supervisory personnel, external counsel, KYC/AML vendors, service providers, the Company and its counsel, the Company’s transfer agent, Nasdaq or other relevant market authorities, or from making any filing, notification, report or disclosure required or permitted by applicable law, rule, regulation, regulatory request or CBC’s written supervisory procedures, or require CBC to provide prior notice to, or obtain prior consent from, the Company in respect of any routine regulatory examination, supervisory inquiry, sweep, audit, FINRA Rule 8210 request or other regulatory production demand.

11. Term; Miscellaneous.

This Section 13 restates (and does not supersede) Section 6 of the Engagement Letter. This Agreement shall become effective upon execution and shall remain in effect for the Term as defined in the Engagement Letter, which is nine (9) months upon execution of the Engagement Letter, and shall terminate as provided in Section 6 of the Engagement Letter. Termination of this Agreement shall not affect any rights or obligations accrued prior to termination, including any right to the Success Fee, expense reimbursement, indemnification, contribution, confidentiality, reliance, exclusivity or anti-circumvention protection. Sections 2, 6, 8, 9, 10 and 11 of this Agreement, and the final paragraph of Section 4, shall survive any termination in accordance with their terms. The provisions of this Agreement that by their nature are intended to survive the Closing shall survive the Closing in accordance with their terms. Except as expressly provided in the immediately preceding sentence or elsewhere in this Agreement or the Engagement Letter, the representations, warranties, covenants and agreements of the parties shall not survive indefinitely solely by reason of the Closing.

250 Hammond Pond Parkway, 1412N, Chestnut Hill, MA 02467
Mobile: 1 (857) 707-2198 | Email: albert.liu@cbcsecurities.com
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The Company may terminate the Engagement Letter for cause with immediate effect upon written notice to CBC if any of the following events occur: (i) CBC materially fails to provide the placement agency services contemplated by the Engagement Letter and/or this Agreement, which failure remains uncured for five (5) days after written notice from the Company specifying such material failure in reasonable detail; (ii) CBC becomes the subject of any investigation, or proceeding by a governmental or self-regulatory body (including, but not limited to, the U.S. Congress, the SEC, or FINRA) that, in the Company’s reasonable judgment, would materially and adversely affect the Offering or subject the Company to significant reputational risk; (iii) CBC is suspended, barred, or otherwise legally prohibited from acting as a placement agent or broker-dealer in the capacity required for the Offering; or (iv) CBC commits a material breach of the Engagement Letter and/or this Agreement, which breach remains uncured for five (5) days after written notice from the Company specifying such breach in reasonable detail.

Termination of this Agreement shall not affect (a) any rights or obligations accrued prior to termination, including any right to the Success Fee, expense reimbursement, indemnification, contribution, confidentiality, reliance, exclusivity or anti-circumvention protection, unless otherwise provided in the Engagement Letter and/or this Agreement, or (b) the survival of Sections 2, 4 (last paragraph), 6, 7, 10, 11, 12, 13, 14 and 15 of this Agreement, each of which shall survive any termination in accordance with its terms, except in each case to the extent the Engagement Letter expressly provides otherwise in connection with a termination for cause under Section 6(b)(i) or 6(b)(iv) thereof. For the avoidance of doubt, nothing in this Agreement shall expand or accelerate the for-cause termination grounds set forth in the Engagement Letter.

Notwithstanding the above, when the Company terminates the Engagement Letter for cause (i) and (iv), and in such cases, the Company, upon termination of the Engagement Letter, shall not be further liable to CBC for any amount whatsoever under the Engagement Letter and/or this Agreement, including but not limited to all fees and expenses contemplated under Section 6, 7 and 8 hereof.

This Agreement, together with the Engagement Letter, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes prior oral and written discussions on that subject matter, except that nothing herein shall supersede, modify or limit any separate non-disclosure agreement, investor agreement or other agreement to which either party is a party. This Agreement may be amended only by a writing signed by both parties. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts-of-law principles. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, City of New York, for any action or proceeding arising out of or relating to this Agreement, and irrevocably waives any objection on the grounds of venue or forum non conveniens. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OFFERING. This Agreement may be executed in any number of counterparts (including by electronic means), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. If any provision of this Agreement is held invalid, the remaining provisions shall continue in full force and effect to the maximum extent permitted by law. No party may assign this Agreement without the prior written consent of the other party, except that CBC may assign this Agreement to any successor by merger, consolidation or sale of substantially all of its assets. Except for the Indemnified Parties (as defined in the Engagement Letter), this Agreement is not intended to confer rights or remedies on any other person. All notices shall be in writing and delivered to the addresses set forth on the cover page of this Agreement (or, in the case of CBC, to albert.liu@cbcsecurities.com).

250 Hammond Pond Parkway, 1412N, Chestnut Hill, MA 02467
Mobile: 1 (857) 707-2198 | Email: albert.liu@cbcsecurities.com
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RAYTECH HOLDING LIMITED		CBC SECURITIES INC.

By:	/s/ Tianfu Yuan	By:	/s/ Qiang Liu
Name:	Tianfu Yuan	Name:	Qiang Liu
Title:	Executive Director	Title:	Chief Executive Officer

250 Hammond Pond Parkway, 1412N, Chestnut Hill, MA 02467
Mobile: 1 (857) 707-2198 | Email: albert.liu@cbcsecurities.com
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